                                                                    Exhibit 99.3
                                                                       Page 8

Case Name: Aerovox, Inc.                                              FORM OPR-3
Case No.:  01-14680 jnf
TRADE ACCOUNTS RECEIVABLE

                                       Total           Current     1-30 days   31-60 days   61-90 days  over 90 days
                                       -----           -------     ---------   ----------   ----------  ------------
Month: January 26, 2002               7,167,409        4,062,705   1,346,965      398,867      217,644    1,141,228
 Allowance for Doubtful Accounts     (1,359,439)

Month: February 23, 2002              7,698,454        4,385,692   1,879,006      158,952       79,734    1,195,070
 Allowance for Doubtful Accounts     (1,368,595)

Month: March 30, 2002                 7,498,202        4,572,748   2,099,469      278,322      (12,390)     560,053
 Allowance for Doubtful Accounts       (973,473)

Month: April 27, 2002                 7,458,906        5,024,894   1,932,989      103,705        6,394      390,924
 Allowance for Doubtful Accounts       (983,473)

Month: May 25, 2002                   7,695,437        5,139,906   2,176,361       86,565      (10,816)     303,421
 Allowance for Doubtful Accounts       (995,173)

Note: Days aged denotes past due, i.e. 1-30 days past due.